EXHIBIT D(9)


          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE "ORIGINAL ISSUE DISCOUNT" AT THE COMPANY'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO THE OFFICER'S CERTIFICATE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITY AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER
SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND, FOR PURPOSES OF THE CPDI REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THIS SECURITY AND TO ACCRUE "ORIGINAL ISSUE DISCOUNT" AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE COMPARABLE YIELD IS 4.997% PER ANNUM, COMPOUNDED SEMIANNUALLY. EACH HOLDER AND EACH BENEFICIAL HOLDER OF THIS SECURITY MAY OBTAIN THE AMOUNT OF "ORIGINAL ISSUE DISCOUNT," THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION
TO: TXU CORP., ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201, ATTENTION:
TREASURY DEPARTMENT.

No. R-4                                                    CUSIP No. 873168 AE 8

                                    TXU CORP.

                 FLOATING RATE CONVERTIBLE SENIOR NOTE DUE 2033

          TXU CORP., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to

                                   CEDE & CO.

or registered assigns, the principal sum of Zero Dollars ($0) on July 15, 2033. This Security shall bear interest as specified on the reverse of this Security. This Security is convertible into shares of common stock, without par value, of the Company and is subject to redemption at the option of the Company and to purchase by the Company at the option of the Holder as specified on the reverse side of this Security.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       TXU CORP.


                                       By:
                                          --------------------------------------


                          CERTIFICATE OF AUTHENTICATION

Dated:


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK, as Trustee


                                       By:
                                          --------------------------------------
                                                  Authorized Signatory

                           [REVERSE OF SERIES N NOTE]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities Series N), dated as of July 1, 2003 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on July 15, 2003 creating the series designated on the face hereof (herein called, the "Officer's Certificate"), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered.

1.   INTEREST

          The Securities of this series will bear regular interest at a per annum rate ("Interest Rate") determined by The Bank of New York, or its successor appointed by the Company as permitted by the Indenture, acting as calculation agent ("Calculation Agent"). The Interest Rate for each period commencing on and including the immediately preceding Interest Payment Date (as defined below) to but excluding the applicable Interest Payment Date (each an "Interest Period") will be equal to 3-month LIBOR (as defined below) on the second London Banking Day (as defined below) immediately preceding the first day of such Interest Period ("Interest Determination Date"), plus 1.5%. Promptly upon such determination, the Calculation Agent will notify the Trustee of the Interest Rate for such Interest Period. The determination of the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Holders of this Security, the Company and the Trustee. The Interest Rate will be reset on the first day of each Interest Period for the Security of this Series (each an "Interest Reset Date").

          "London Banking Day" shall mean a day on which commercial banks are open for business, including dealings in Dollars, in London.

          "3-month LIBOR" for any Interest Determination Date will be:

     (a) the rate for three-month deposits in Dollars commencing on the related Interest Reset Date, that appears on the Moneyline Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on the Interest Determination Date; or

     (b) if no rate appears on the particular Interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in Dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

     (c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in Dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

     (d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect on the particular Interest Determination Date.

          "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for Dollars.

          Interest on this Security shall accrue, from and including July 15, 2003, or from the most recent Interest Payment Date to which payment has been made or duly provided for, to but excluding the next succeeding January 15, April 15, July 15 and October 15 of each year, beginning October 15, 2003 (each an "Interest Payment Date"). Such interest shall be payable quarterly in arrears on each Interest Payment Date to the Persons in whose names this Security (or one or more Predecessor Securities) is registered at the close of business on January 1, April 1, July 1 and October 1 (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. This Security shall also bear Contingent Interest in certain circumstances as specified in paragraph 2 below. The amount of interest payable for any Interest Period shall be computed on the basis of the actual number of days for which interest is payable in such Interest Period, divided by 360.

          In the event that any Interest Payment Date is not a Business Day, payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date. Any interest payable on this Security on any Interest Payment Date and not punctually paid or duly provided for will forthwith cease to be payable to the Holder on the Regular Record Date for such Interest Payment Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Holders of Securities of this series at the close of business on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities of this series at any time after the close of business on such Regular Record Date. Securities of this series surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Securities of this series; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Put Purchase Date (as defined below) following a Fundamental Change that is during such period or (3) any overdue interest (including overdue Contingent Interest, if any) exists at the time of conversion with respect to such Securities of this series to the extent of such overdue interest.

2.   CONTINGENT INTEREST

          The Company will pay Contingent Interest to the Holders of the Securities of this series in respect of any six-month period from January 15 to July 14 or July 15 to January 14 commencing on or after July 15, 2008 for which the average of the Contingent Interest Trading Prices of a Security of this series for the applicable five Trading Day reference period equals or exceeds 120% of $1,000 per $1,000 principal amount of Securities of this series as of the day immediately preceding the first day of the applicable six-month period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month period. For any six-month period in respect of which Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities of this series shall equal 0.25% of the average of the Trading Prices per $1,000 principal amount of Securities of this series during the applicable five Trading Day reference period. Contingent Interest, if any, will accrue and be payable in two equal installments on each of the two Interest Payment Dates next succeeding the first day of the relevant six-month period. Each installment of Contingent Interest, if any, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

          Upon determination that Holders of Securities of this series will be entitled to receive Contingent Interest which may become payable, the Company shall notify such Holders. In connection with providing such notice, the Company will issue a press release and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company shall reasonably determine.

3.   REDEMPTION AT THE OPTION OF THE COMPANY

          The Securities of this series are redeemable for cash in whole, or in part, at any time on or after July 15, 2008 at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Securities of this series to be redeemed plus any accrued and unpaid interest (including Contingent Interest, if any) to the Redemption Date.

          Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Securities of this series to be redeemed at the address of such Holder as it appears in the Security Register. In addition to the information required to be contained in the notice of redemption pursuant to Section 404 of the Indenture, such notice will inform the Holders of the Securities of this series of the Company's election to deliver shares of Common Stock or to pay cash or combination of Common Stock and cash in the event that a Holder of the Securities of this series elects to convert their Securities of this series as a result of the Company's election to redeem such Securities. If money sufficient to pay the Redemption Price of all Securities of this series (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest (including Contingent Interest, if any), if any, shall cease to accrue on such Securities of this series or portions thereof. Securities of this series in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

4.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER;
     PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

     (a) Subject to the terms and conditions of the Indenture and the Officer's Certificate, each Holder shall have the option to require the Company to purchase the Securities of this series held by such Holder, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on each of July 15, 2008, July 15, 2013, July 15, 2018, July 15, 2023
and July 15, 2028 (each, a "Put Purchase Date") at a purchase price (the "Put Purchase Price") equal to 100% of the principal amount of the Securities of this series to be purchased plus any accrued and unpaid interest (including Contingent Interest, if any) to such Put Purchase Date, upon delivery of a Put Purchase Notice containing the information set forth in the Indenture and the Officer's Certificate, from the opening of business on the date that is 20 Business Days prior to such Put Purchase Date until the close of business on the fifth Business Day prior to such Put Purchase Date and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture and the Officer's Certificate. Except as provided in the Indenture and the Officer's Certificate, the Company will pay the Put Purchase Price in cash as set forth in the Indenture and the Officer's Certificate.

         The Securities of this series in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

     (b) Subject to the terms and conditions of the Indenture and the Officer's Certificate, if a Fundamental Change shall occur, each Holder shall have the option to require the Company to purchase any or all of the Securities of this series held by such Holder, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the day that is 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for the Fundamental Change Purchase Price plus any accrued and unpaid interest (including Contingent Interest, if any) to the Fundamental Change Purchase Date, upon delivery of a Fundamental Change Purchase Notice containing the information set forth in the

Indenture and the Officer's Certificate at any time on or before such 35th day and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture and the Officer's Certificate. The Company will pay the Purchase Price in cash, as set forth in the Indenture and the Officer's Certificate.

     (c) Holders have the right to withdraw any Put Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture and the Officer's Certificate.

     (d) If cash sufficient to pay a Put Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities of this series or portions thereof to be purchased as of the Put Purchase Date or the Fundamental Change Purchase Date, as the case may be, or in the case of a Put Purchase Date other than July 15, 2008, a sufficient number of shares of Common Stock, is deposited with the Paying Agent on the Business Day following the Put Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including Contingent Interest, if any) shall cease to accrue on such Securities of this series (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Put Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security of this series).

5.   CONVERSION

         Subject to the procedures set forth in the Indenture and the Officer's Certificate, a Holder may convert Securities of this series into Common Stock on or before the close of business on June 15, 2033 during the periods and upon satisfaction of at least one of the conditions set forth below:

     (a) in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

     (b) in the event that the Company calls the Securities of this series for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date;

     (c) if, during the five Business Day period after any five consecutive Trading Day period in which the average of the Conversion Trading Prices of the Securities of this series for that period is less than 95% of the average of the Conversion Values (as hereinafter defined) of the Securities of this series during that period; provided, however, that no Securities of this series may be converted based on the satisfaction of this condition if on any day during such five consecutive Trading Day period, the Last Reported Sale Price of the Company's Common Stock is between the Conversion Price and 120% of the Conversion Price. "Conversion Value" for any date of determination means the Conversion Rate multiplied by the Last Reported Sale Price of the Company's Common Stock on such date in the averaging period.

         The Conversion Agent shall have no obligation to determine the Conversion Trading Price of the Securities of this series unless the Company has requested such determination. The Company shall have no obligation to make such request unless a Holder of the Securities of this series provides the Company with reasonable evidence that the Conversion Trading Price of the Securities of this series would be less than 95% of the Conversion Value. At such time, the Company shall instruct the Conversion Agent to determine the Conversion Trading Price of the Securities of this series beginning on the next Trading Day and on each successive Trading Day until the Conversion Trading Price is greater than or equal to 95% of the Conversion Value;

     (d) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or
(ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders of the Securities of this series at least 20 Business Days immediately prior to the Conversion Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities of this series for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the Conversion Ex-Dividend Date or the Company's announcement that such distribution will not take place; provided, however, that a Holder of the Securities of this series may not exercise this right to convert if such Holder may participate in the distribution without conversion. As used herein, the term "Conversion Ex-Dividend Date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution; or

     (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than equity securities), in which case a Holder may surrender the Securities of this series for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction.

         Securities of this series in respect of which a Holder of the Securities of this series has delivered a notice of exercise of the option to require the Company to purchase such Securities of this series pursuant to paragraph 9 or paragraph 11 of the Officer's Certificate may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Officer's Certificate.

         The initial Conversion Rate is 28.9289 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Officer's Certificate. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

         To convert the Securities of this series a Holder must (A) in the case of the Securities of this series issued in global form, comply with the procedures of the Depository in effect at that time, and (B) in the case of certificated Securities of this series (1) complete and manually sign the irrevocable conversion notice on the back of the Securities of this series (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities of this series to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Officer's Certificate. On conversion of the Securities of this series, that portion of accrued and unpaid interest attributable to the period from July 15, 2003 to the Conversion Date and accrued and unpaid Contingent Interest with respect to the converted portion of the Securities of this series shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the Securities of this series converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities of this series being converted pursuant to the provisions hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture and the Officer's Certificate shall have the meanings assigned to them in the Indenture and in the Officer's Certificate.